Exhibit 5.1

+ 1 617 526 6000 (t)
+ 1 617 526 5000 (f)
wilmerhale.com

January 16, 2007

The Medicines Company
8 Campus Drive
Parsippany, New Jersey 07054

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof by The Medicines Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to shares of the Company’s common stock, $.001 par value per share (the “Shares”), all of which may be offered from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. We have examined signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents who are natural persons. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1.     When the Shares are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Votes”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issuance and sale of the Shares have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended to date, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Shares have been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Company’s common stock, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner